UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  March 18, 2008

Date of Earliest Event Reported  (January 25, 2008)

CX2 Technologies, Inc. (Name of small business issuer in its charter)	Nevada (State or other jurisdiction of incorporation or organization)
20-2889663 (I.R.S. Employer Identification No.)	3700 Airport Road, Suite 410b Boca Raton, Florida (Address of principal executive offices)
Issuer's telephone number: (561)347-9235	33431 (Zip Code)
None (Former name of former address, if changed since last report)	0-52396 (Commission File Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[   ]  Written communications pursuant to Rule 425 under the Securities Act

     (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the

     Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the

     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

On January 25, 2008, CX2 Technologies, Inc. (the "Company" or "CX2") entered into a Consulting Agreement (the "Agreement") with GEOCommand, Inc. ("GEOCommand"), a developer of homeland security software for emergency responders. Under the Agreement, CX2 and GEOCommand have partnered to design and develop software that uses the CX2 wireless, IP-based narrowband network and CX2 data modems to integrate weather, radiation, chemical, and biological sensor data with GEOCommand's Dynamic Server(TM) technology.

GEOCommand will also provide other services, including assistance with regulatory filings and marketing services, as part of the Agreement, and will be compensated $10,000 per month in the first three months (to be paid in months 13-15), $15,000 per month in months 4-6, and $25,000 per month for months 7-12 of the Agreement's term, in addition to performance based equity compensation to be negotiated between the parties.  The Agreement's term began on January 25, 2008 and will continue until terminated by either party upon 15 days prior written notice.

Michael Rand, GEOCommand's Marketing Director, became the Company's CEO on February 29, 2008.

Item 8.01.	Other Events

On March 10, 2008, the Company issued a press release announcing the consulting agreement with GEOCommand, Inc., the text of which is attached hereto as Exhibit 99.1.

In addition to historic information, this report, including the exhibit, contains forward-looking statements regarding events, performance and financial trends. Various factors could affect future results and could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Some of those factors are identified in the Company’s periodic reports filed with the Securities and Exchange Commission, the most recent of which is the Company’s Annual Report on Form 10-KSB for the year ended March 31, 2007.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.6	Consulting Agreement, dated January 25, 2008, by and between CX2 Technologies, Inc. and GEOCommand, Inc.
99.1	Press release issued by CX2 Technologies, Inc., dated March 10, 2008

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  March 17, 2008

CX2 Technologies, Inc., a Nevada corporation

By: /s/ Michael Rand

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Title:  President/CEO